Exhibit 4.1

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”) is made as of [●], 2020, by and among (i) ARKO Corp., a Delaware corporation (“Pubco”), (ii) each of the Persons listed on Schedule A attached hereto (the “Schedule of Holders”) as of the date hereof, and (iii) each of the other Persons set forth from time to time on the Schedule of Holders who, at any time, own securities of Pubco and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (ii) and (iii), a “Holder” and, collectively, the “Holders”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 12 hereof.

WHEREAS, Haymaker Acquisition Corp. II (“Haymaker”) and certain of the Holders (the “Original Holders”) are parties to that certain Registration Rights Agreement, dated as of June 6, 2019 (the “Original Haymaker RRA”);

WHEREAS, the Original Holders currently hold an aggregate of 5,000,000 shares of Common Stock and the right to receive 4,000,000 Deferred Shares (as defined in the BCA (as defined below)) (collectively, the “Founder Shares”);

WHEREAS, Haymaker, the officers and directors of Haymaker (such officers and directors, collectively, the “Insiders”), and Haymaker Sponsor II, LLC (the “Sponsor”) entered into that certain letter agreement, dated as of June 6, 2019 (the “Original Lock-Up Agreement”), pursuant to which, the Insiders and the Sponsor agreed to, among other things, certain restrictions on their ability to transfer securities of Haymaker;

WHEREAS, certain of the Holders currently hold an aggregate of 4,000,000 warrants (the “Private Placement Warrants”) to purchase, at an exercise price of $11.50 per share (subject to adjustment), shares of Common Stock;

WHEREAS, GPM Investments, LLC (“GPM”), Arko Convenience Stores, LLC, and the other parties thereto entered into that certain Second Amended and Restated Registration Rights Agreement, dated as of February 28, 2020 (the “Original GPM RRA,” and together with the Original Haymaker RRA and the Original Lock-Up Agreement, the “Original Agreements”), pursuant to which GPM granted certain registration rights to certain of its members;

WHEREAS, Haymaker, Pubco, Punch US Sub, Inc., a Delaware corporation (“Merger Sub I”), Punch Sub Ltd., a company organized under laws of the State of Israel (“Merger Sub II”), and ARKO Holdings Ltd. (“ARKO”) have entered into that certain Business Combination Agreement, dated as of [●], 2020 (as amended or supplemented from time to time, the “BCA”), pursuant to which, among other things, Merger Sub I shall merge with and into Haymaker (the “Haymaker Merger”), with Haymaker surviving the Haymaker Merger as a wholly-owned subsidiary of Pubco, and Merger Sub II shall merge with and into ARKO (the “ARKO Merger”), with ARKO surviving the ARKO Merger as a wholly-owned subsidiary of Pubco; and

WHEREAS, each of the parties to the Original Agreements desire to terminate the Original Agreements and to provide for the terms and conditions included herein and to include the recipients of the other Registrable Securities identified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.    Resale Shelf Registration Rights.

(a)    Registration Statement Covering Resale of Registrable Securities. Pubco shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the date of this

Agreement (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”) or, if Form S-3 is not then available to Pubco, on Form S-1 or such other appropriate form permitting Registration of such Registrable Securities for resale by such Holders. Pubco shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline or (ii) ten (10) Business Days after the Commission notifies Pubco that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by no more than ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. Once effective, Pubco shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until such date as all Registrable Securities covered by the Resale Shelf Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”). The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in this Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders.

(b)    Notification and Distribution of Materials. Pubco shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(c)    Amendments and Supplements. Subject to the provisions of Section 1(a) above, Pubco shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 1(a) is filed on Form S-3 and thereafter Pubco becomes ineligible to use Form S-3 for secondary sales, Pubco shall promptly notify the Holders of such ineligibility and shall file a shelf registration on Form S-1 or other appropriate form as promptly as practicable to replace the shelf registration statement on Form S-3 and use its reasonable best efforts to have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time Pubco once again becomes eligible to use Form S-3, Pubco shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

(d)    Notwithstanding the registration obligations set forth in this Section 1, in the event the Commission informs Pubco that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Pubco agrees to promptly (i) inform each of the holders thereof and shall file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to Pubco for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Pubco shall advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that Pubco used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event Pubco amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Pubco shall file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Pubco or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

(e)    Registrations effected pursuant to this Section 1 shall not be counted as Demand Registrations effected pursuant to Section 2.

2.    Demand Registrations.

(a)    Requests for Registration. Subject to the terms and conditions of this Agreement, at any time or from time to time, the holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to Pubco (“Short-Form Registrations”) in accordance with Section 2(b) and Section 2(c) below (such holders being referred to herein as the “Initiating Holders” and all registrations requested by the Initiating Holders being referred to herein as “Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within five (5) Business Days after receipt of any such request, Pubco shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Registrable Securities with respect to which Pubco has received written requests for inclusion therein within five (5) Business Days after the receipt of Pubco’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)    Long-Form Registrations. (i) The Holders holding a majority of the Registrable Securities may request two (2) Long-Form Registrations, (ii) GPM HP SCF Investor, LLC, GPM Owner LLC, and the Ares

Entities holding in the aggregate at least two-thirds of the Registrable Securities held by such Holders may request one (1) Long-Form Registration, (iii) Arie Kotler (including Holders affiliated with Mr. Kotler) and Morris Willner (including Holders affiliated with Mr. Willner) holding in the aggregate at least two-thirds of the Registrable Securities held by such Holders may request one (1) Long-Form Registration, and (iv) [MSD Entities] holding in the aggregate at least two-thirds of the Registrable Securities held by such Holders may request one (1) Long-Form Registration, in each case of the foregoing subclauses (i) – (iv), in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; provided that, Pubco shall not be obligated to effect, or to take any action to effect, any Long-Form Registration unless the aggregate market price of the Registrable Securities requested to be registered in such Long-Form Registration exceeds $25,000,000 at the time of request. A registration shall not count as the sole permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event Pubco shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

(c)    Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), (i) (A) each of the Holders holding a majority of the Registrable Securities (other than the Holders holding the Founder Shares) and (B) the Holders holding a majority of the Founder Shares shall be entitled to request an unlimited number of Short-Form Registrations, and (ii) each of (A) GPM HP SCF Investor, LLC, (B) Arie Kotler (including Holders affiliated with Mr. Kotler), (C) Morris Willner (including Holders affiliated with Mr. Willner), (D) GPM Owner LLC, and (E) [MSD Entities] shall be entitled to one (1) Short-Form Registration per year, in each case of the foregoing clauses (i) and (ii), in which Pubco shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that Pubco shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such Short-Form Registration, propose to sell Registrable Securities with an aggregate market price at the time of request of less than $5,000,000, or (ii) if Pubco has, within the twelve (12) month period preceding the date of such request, already effected two (2) Short-Form Registrations for the holders of Registrable Securities requesting a Short-Form Registration pursuant to this Section 2(c). Demand Registrations shall be Short-Form Registrations whenever Pubco is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as Pubco is subject to the reporting requirements of the Exchange Act, Pubco shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities. If Pubco is qualified to and, pursuant to the request of the holders of a majority of the Registrable Securities or the Initiating Holder(s), as applicable, has filed with the Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then Pubco shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if Pubco is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, Pubco shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act. If for any reason Pubco ceases to be a WKSI or becomes ineligible to utilize Form S-3, Pubco shall prepare and file with the Commission a registration statement or registration statements on such form that is available for the sale of Registrable Securities.

(d)    Shelf Takedowns. At any time when the Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a “Resale Shelf Registration”) is effective and its use has not been otherwise suspended by Pubco in accordance with the terms of Section 2(f) below, upon a written demand (a “Takedown Demand”) by any Holder that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), Pubco will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “takedown offering”) and Pubco shall pay all Registration Expenses in connection therewith; provided that Pubco will provide in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to Pubco, which notice must be received by Pubco no later than three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(e)    Priority on Demand Registrations and Takedown Offerings. Pubco shall not include in any Demand Registration that is an underwritten offering any securities that are not Registrable Securities without the prior written consent of the managing underwriters and the holders of a majority of the Registrable Securities then outstanding. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise Pubco in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities held by Initiating Holders, Pubco shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the maximum number of Registrable Securities requested to be included in such registration (if necessary, allocated pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder).

(f)    Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a registration statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)    Pubco shall not be obligated to effect any Demand Registration within 30 days prior to Pubco’s good faith estimate of the date of filing of an underwritten public offering of Pubco’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 90 days from the effective date of any such underwritten public offering. Pubco may postpone, for up to 60 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of any Resale Shelf Registration (and therefore suspend sales of the Registrable Securities included therein) by providing written notice to the holders of Registrable Securities if the board of directors of Pubco reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a material adverse effect on any proposal or plan by Pubco or any subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require Pubco to disclose any material nonpublic information which would reasonably be likely to be detrimental to Pubco and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. Pubco may delay or suspend the effectiveness of a Demand Registration or takedown offering pursuant to this Section 2(f)(i) only twice in any consecutive twelve-month period; provided that, for the avoidance of doubt, Pubco may in any event delay or suspend the effectiveness of any Demand Registration or takedown offering in the case of an event described under Section 5(g) to enable it to comply with its obligations set forth in Section 5(g). Pubco may extend the Suspension Period for an additional consecutive 30 days with the consent of the Applicable Approving Party; provided further that under no circumstances shall the aggregate Suspension Periods during any consecutive twelve-month period exceed 90 days.

(ii)    In the case of an event that causes Pubco to suspend the use of any Resale Shelf Registration as set forth in Section 2(f)(i) or pursuant to Section 5(g) (a “Suspension Event”), Pubco shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it has received a Suspension Notice from Pubco and prior to receipt of an End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from Pubco, which End of Suspension Notice shall be given by Pubco to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event (it being understood that, in the case of a Suspension Event pursuant to Section 2(f)(i), such Suspension Event shall automatically end, with or without delivery of an End of Suspension Notice, if the Suspension Period thereof pursuant to such Section 2(f)(i) shall have expired).

(iii)    Notwithstanding any provision herein to the contrary, if Pubco shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 2(f), Pubco agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

(g)    Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that such selection shall be subject to the written consent of Pubco, which consent will not be unreasonably withheld, conditioned or delayed. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Holders proposing to distribute their securities through underwriting shall (together with Pubco) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(h)    Other Registration Rights. Pubco represents and warrants to each holder of Registrable Securities that the registration rights granted in this Agreement do not conflict with any other registration rights granted by Pubco. Except as provided in this Agreement, Pubco shall not grant to any Persons the right to request Pubco to register any equity securities of Pubco, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding.

(i)    Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of a majority of the Registrable Securities or the Initiating Holder(s), as applicable, that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to Pubco.

3.    Piggyback Registrations.

(a)    Right to Piggyback. Whenever Pubco proposes to register any of its securities under the Securities Act (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) pursuant to a Demand Registration, (iii) pursuant to a Takedown Demand, (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) a registration relating solely to employment benefit plans, (vi) in connection with a registration the primary purpose of which is to register debt securities, or (vii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Pubco shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 3(c) and 3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which Pubco has received written requests for inclusion therein within 10 business days after the delivery of Pubco’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b)    Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by Pubco in all Piggyback Registrations, whether or not any such registration became effective.

(c)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Pubco, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities Pubco proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Pubco’s securities other than holders of Registrable Securities, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e)    Other Registrations. If Pubco has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then Pubco shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) at the request of any holder or holders of such securities until a period of at least 90 days has elapsed from the effective date of such previous registration.

(f)    Right to Terminate Registration. Pubco shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Pubco in accordance with Section 7.

4.    Agreements of Holders.

(a)    Reserved.

(b)    The holders of Registrable Securities shall use reasonable best efforts to provide such information as may reasonably be requested by Pubco, or the managing underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with Pubco’s obligation to comply with federal and applicable state securities laws.

5.    Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, Pubco shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Pubco shall as expeditiously as reasonably possible:

(a)    prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that at least five (5) Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, Pubco shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)    notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by Pubco or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(c)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d)    furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)    during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Pubco shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g)    promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Pubco promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Pubco are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares and preparing for and participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(k)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of Pubco as shall be necessary to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l)    take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(n)    permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of Pubco to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to Pubco in writing, which in the reasonable judgment of such holder and its counsel should be included;

(o)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, Pubco shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(p)    use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q)    cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(r)    cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s)    if such registration includes an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from Pubco’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

(t)    provide a legal opinion of Pubco’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(u)    if Pubco files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v)    if Pubco does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(w)    subject to the terms of Section 2(c) and Section 2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when Pubco is required to re-evaluate its WKSI status Pubco determines that it is not a WKSI, use its reasonable best efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

6.    Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Holder to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that such Holder may sell all of the Registrable Securities owned by such Holder pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise; provided, however, that with respect to any Holder whose rights have terminated pursuant to this Section 6, if following such a termination, such Holder loses the ability to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise due to a change in interpretive guidance by the Commission, then such Holder’s right to include Registrable Securities in any Demand Registration or any Piggyback Registration shall be reinstated until such time as the Holder is once again able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise; provided, further, that if after such termination, a Holder is issued Deferred Shares in accordance with the terms of the BCA, such Deferred Shares shall be treated as Registrable Securities under this Agreement and such Holder shall be entitled to all of the rights under this Agreement with respect to such Deferred Shares.

7.    Registration Expenses.

(a)    All expenses incident to Pubco’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Pubco and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by Pubco (all such expenses being herein called “Registration Expenses”), shall be borne by Pubco as provided in this Agreement and, for the avoidance of doubt, Pubco also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Pubco are then listed. Each Person that sells securities pursuant to a Demand Registration, a Takedown Demand or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b)    Pubco shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel and one local counsel (if necessary) chosen by the Applicable Approving Party for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration, takedown offering or Piggyback Registration.

(c)    To the extent Registration Expenses are not required to be paid by Pubco, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

8.    Indemnification.

(a)    Pubco agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by Pubco of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration, qualification or compliance, and (ii) pay to each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to Pubco or any managing underwriter by such Holder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pubco be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the registration statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement. In connection with an underwritten offering, Pubco shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)    In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to Pubco in writing such information as Pubco reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its officers, directors, employees, agents and representatives and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)    Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 8(a) or 8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 8(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 8(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e)    The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

9.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Pubco or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to Pubco or the underwriters with respect thereto that are materially more burdensome than those provided in Section 8. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by Pubco and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 9 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 9, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, Pubco and the underwriters created pursuant to this Section 9.

10.    Other Agreements; Certain Limitations on Registration Rights.

(a)    Pubco shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Holders may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, Pubco shall deliver to the Holders a written statement as to whether it has complied with such requirements. Pubco shall at all times use its reasonable best efforts to cause the securities so registered to continue to be listed on one or more of the New York Stock Exchange, the New York Stock Exchange American and the Nasdaq Stock Market. Pubco shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities and delivery of any opinions requested by the transfer agent.

(b)    Notwithstanding anything herein to the contrary, Cantor and Stifel may not exercise their rights under Section 3 hereunder after five (5) and seven (7) years, respectively, after the effective date of the registration statement relating to Haymaker’s initial public offering.

11.    Lock-Up Provisions.

(a)    Each Holder hereby agrees not to, during the period commencing on the Closing Date (as defined in the BCA) and through the earlier of (x) the one hundred and eightieth (180th) day anniversary of the Closing Date and (y) the date after the Closing Date on which Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Pubco’s stockholders having the right to exchange their equity holdings in Pubco for cash, securities or other property (“Change in Control Transaction”) (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Stock (other than (x) any securities convertible or exercisable into Common Stock or (y) any Common Stock issuable upon the conversion or exercise of the securities described in clause (x)) (the “Restricted Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing (other than the filing of a registration statement with the Commission which contemplates such a transaction), whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply: (a) to the transfer of any or all of the Restricted Securities owned by a Holder by a bona fide gift or charitable contribution; (b) to the transfer of any or all of the Restricted Securities owned by a Holder by will or intestate succession upon the death of such Holder; (c) to the transfer of any or all of the Restricted Securities owned by a Holder to any Permitted Transferee; (d) to the transfer of any or all of the Restricted Securities owned by a Holder pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (e) to the pledge of the Restricted Securities owned by a Holder to a nationally recognized financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure; (f) to the transfer of any or all of the Restricted Securities owned by a Holder to Pubco in connection with the repurchase by Pubco from the undersigned of any Restricted Securities pursuant to a repurchase right arising upon the termination of the undersigned’s employment or service with Pubco; provided, that such repurchase right is pursuant to contractual agreements with Pubco; (g) to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock; provided, that such plan does not provide for the transfer of Common Stock during the Lock-Up Period; or (h) with respect to voting rights pursuant to the execution and delivery of a support, voting or similar agreement in connection with a Change in Control Transaction that is approved by Pubco’s board of directors; provided, however, that in any of cases (a), (b), (c), (d) or (e), it shall be a condition to such transfer that the transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Section 11 applicable to such Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Section 11; and provided further, that in any of the of cases (a), (b) or (c) such transfer or distribution shall not involve a disposition for value. Each Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto. For the avoidance of doubt, (i) the provisions of this Section 11(a) shall not apply to shares of Common Stock held by a Holder resulting from purchases in open market transactions prior to and after the date of this Agreement, (ii) with respect to the GPM Minority Investors (as defined in the BCA) and their Permitted Transferees, the provisions of this Section 11(a) shall only apply to Restricted Securities issued to such GPM Minority Investor as consideration for the consummation of the transactions contemplated by the GPM EPA (as defined in the BCA), and (iii) with respect to the [MSD Entities] and their Permitted Transferees, the provisions of this Section 11(a) shall only apply to Common Stock issued to such [MSD Entities] upon conversion of the Company’s Series A convertible preferred stock, par value $0.0001 per share.

(b)    If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 11(b), Pubco may impose stop-transfer instructions with respect to the Restricted Securities of a Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c)    During the Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, DATED AS OF [●], 2020, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d)    For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted

Securities that are entitled to vote. Pubco agrees to (i) instruct its transfer agent to remove the legends in Section 11(c) upon the expiration of the Lock-Up Period and (ii) cause its legal counsel, at Pubco’s expense, to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i).

(e)    The Private Placement Warrants shall be subject to the restrictions on transfer set forth in Section 2.6 of the Warrant Agreement, dated June 6, 2019, by and between Haymaker and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”).

12.    Definitions.

(a)    “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering or, if applicable, in the case of a Long-Form Registration or Short-Form Registration effected pursuant to Section 2.3(b) or Section 2.3(c), respectively, the holders of a majority of the type of Registrable Securities that initiated such Short-Form Registration.

(b)    “Ares Entities” means the collective reference to the entities listed on Schedule I hereto.

(c)    “Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

(d)    “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which Pubco’s chief executive office is located or in New York, NY.

(e)    “Cantor” means Cantor Fitzgerald & Co.

(f)    “Commission” means the U.S. Securities and Exchange Commission.

(g)    “Common Stock” means the Common Stock of Pubco, par value $0.0001 per share.

(h)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(i)    “FINRA” means the Financial Industry Regulatory Authority.

(j)    “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(k)    “Permitted Transferee” means: (a) the members of a Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (b) any trust for the direct or indirect benefit of a Holder or the immediate family of a Holder; (c) if a Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (d) as a distribution to the direct or indirect: general partners, limited partners, shareholders, members of, or owners of similar equity interests in a Holder; or (e) to any affiliate of a Holder or any fund, investment vehicle or other entity controlled, managed or advised by a Holder or an affiliate of a Holder.

(l)     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(m)     “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(n)    “Public Offering” means any sale or distribution by Pubco and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(o)    “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(p)    “Registrable Securities” means (i) any shares of Common Stock held by the Holders, (ii) any Founder Shares held by the Holders, (iii) any Private Placement Warrants (or underlying securities) held by the Holders, or (iv) any Common Stock issued or issuable with respect to the securities referred to in the preceding clauses (i) through (iii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 following the Closing Date or repurchased by Pubco or any of its subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock and Private Placement Warrants be registered pursuant to this Agreement.

(q)    “Registration Statement” means any registration statement filed by Pubco with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

(r)    “Rule 144”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(s)     “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(t)    “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(u)    “Stifel” means Stifel, Nicolaus & Company Incorporated.

(v)    “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

13.    Miscellaneous.

(a)    No Inconsistent Agreements. Pubco shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Holders in this Agreement.

(b)    Entire Agreement. This Agreement, the Warrant Agreement (to the extent applicable to holders of Private Placement Warrants), and, with respect to the [MSD Entities], Section 5 of that certain Subscription Agreement, dated as of November [    ], 2020, by and between the Company and the [MSD Entities] listed on the signature pages attached thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof, including without limitation the Original Agreements.

(c)    Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)    Other Registration Rights. Pubco represents and warrants that no person, other than a Holder of Registrable Securities pursuant to this Agreement, has any right to require Pubco to register any securities of Pubco for sale or to include such securities of Pubco in any Registration Statement filed by Pubco for the sale of securities for its own account or for the account of any other person. Further, Pubco represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

(e)    Termination of Other Agreements. Upon the closing of the transactions contemplated by the BCA, the Original Agreements shall terminate and no longer have any force or effect.

(f)    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of Pubco and each holder that holds at least 3% of the Registrable Securities at such date as any such amendment or waiver is requested; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of Pubco, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any amendment or waiver effected in accordance with this Section 13(f) shall be binding upon each Holder and Pubco. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(g)    Successors and Assigns; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part. A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to (a) a Permitted Transferee of such Holder, (b) direct and/or indirect equity holders of the Sponsor or (c) any person with the prior written consent of Pubco. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (i) written notice of such assignment as provided in this Section 13(g) and (ii) the written agreement of the assignee, in the form attached hereto as Exhibit A, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 13(g) shall be null and void.

(h)    All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(i)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(j)    Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(k)    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(l)    Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(m)    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to each Holder at the address indicated on the Schedule of Holders attached hereto and to Pubco at the address indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13(m)):

if to Pubco:

ARKO Corp.

8565 Magellan Pkwy Suite 400

Richmond, VA 23227

Attention: Maury Bricks, Esq.

Email: mbricks@gpminvestments.com

with a copy to:

ARKO Holdings Ltd.

3 Hanechushet Street, Building B, 3rd Floor

Tel Aviv 6971068, Israel

Attention: Irit Aviram, Adv.

Email: irita@arko-holdings.com

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Ave., Suite 4400

Miami, FL 33131

Attention: Alan I. Annex, Esq.

Email: annexa@gtlaw.com

(n)    Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(o)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ARKO Corp.

By:
Name:
Title:

HAYMAKER SPONSOR II LLC

By:
Name:
Title:

ANDREW R. HEYER

STEVEN J. HEYER

CHRISTOPHER BRADLEY

JOSEPH M. TONNOS

WALTER F. MCLALLEN

MICHAEL J. DOLAN

STEPHEN W. POWELL

CANTOR FITZGERALD & CO.

By:
Name:
Title:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

ARIE KOTLER

VILNA HOLDINGS

By:
Name:
Title:

MORRIS WILLNER

GPM INVESTMENTS, LLC

By:
Name:
Title:

By:
Name:
Title:

[GPM OWNER LLC]

By:
Name:
Title:

[GPM HP SCF INVESTOR, LLC By: GPM HP SCF MEMBER, LLC Its Sole Member By: Harvest Partners Structured Capital Fund, L.P. Its Managing Member By: Harvest Associates SCF, L.P., Its General Partner

By:
Name:
Title:

[ARCC BLOCKER II LLC]

By:
Name:
Title:

CADC Blocker Corp.

By:
Name:
Title:

ARES CENTRE STREET PARTNERSHIP, L.P. By: Ares Centre Street GP, Inc., as general partner

By:
Name:
Title:

ARES PRIVATE CREDIT SOLUTIONS, L.P.

By: Ares Capital Management LLC, its investment manager

By:
Name:
Title:

ARES PCS HOLDINGS INC.

By: Ares Capital Management LLC, its investment manager

By:
Name:
Title:

ARES ND CREDIT STRATEGIES FUND LLC

By: Ares Capital Management LLC, its account manager

By:
Name:
Title:

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF SALI MULTI-SERIES FUND, L.P.

By: Ares Management LLC, its investment subadvisor

By: Ares Capital Management LLC, as subadvisor

By:
Name:
Title:

ARES SDL BLOCKER HOLDINGS LLC

By:
Name:
Title:

ARES SFERS CREDIT STRATEGIES FUND LLC

By: Ares Capital Management LLC, its investment manager

By:
Name:
Title:

ARES DIRECT FINANCE I LP

By: Ares Capital Management LLC, its investment manager

By:
Name:
Title:

ARES CAPITAL CORPORATION

By:
Name:
Title:

[MSD ENTITIES]

By:
Name:
Title:

SCHEDULE A

SCHEDULE OF HOLDERS

Name and Address

HAYMAKER SPONSOR II LLC [Address]

ANDREW R. HEYER [Address]

STEVEN J. HEYER [Address]

CHRISTOPHER BRADLEY [Address]

JOSEPH M. TONNOS [Address]

WALTER F. MCLALLEN [Address]

MICHAEL J. DOLAN [Address]

STEPHEN W. POWELL [Address]

CANTOR FITZGERALD & CO. [Address]

STIFEL, NICOLAUS & COMPANY, INCORPORATED [Address]

ARIE KOTLER [Address]

VILNA HOLDINGS [Address]

MORRIS WILLNER [Address]

GPM INVESTMENTS, LLC [Address]

[GPM OWNER LLC] [Address]

[GPM HP SCF INVESTOR, LLC] [Address]

[ARCC BLOCKER II LLC] [Address]

CADC Blocker Corp. [Address]

ARES CENTRE STREET PARTNERSHIP, L.P. [Address]

Name and Address

ARES PRIVATE CREDIT SOLUTIONS, L.P. [Address]

ARES PCS HOLDINGS INC. [Address]

ARES ND CREDIT STRATEGIES FUND LLC [Address]

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF SALI MULTI-SERIES FUND, L.P. [Address]

ARES SDL BLOCKER HOLDINGS LLC [Address]

ARES SFERS CREDIT STRATEGIES FUND LLC [Address]

ARES DIRECT FINANCE I LP [Address]

ARES CAPITAL CORPORATION [Address]

[MSD ENTITIES] [Address]

EXHIBIT A

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT JOINDER

The undersigned is executing and delivering this Registration Rights and Lock-Up Agreement Joinder (this “Joinder”) pursuant to the Registration Rights and Lock-Up Agreement dated as of (as the same may hereafter be amended, the “Registration Rights and Lock-Up Agreement”), among [[●], a Delaware corporation], and the other persons named as parties therein.

By executing and delivering this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights and Lock-Up Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights and Lock-Up Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of                 , 20    .

HOLDER:

[●]

By:
Its:

Address for Notices:

[●]
[●]
[●]
[●]

Agreed and Accepted as of

[●]

By:
Its:

Schedule I

Ares Entities

1.	Ares Capital Corporation

2.	ARCC Blocker II LLC

3.	CADC Blocker Corp.

4.	Ares Centre Street Partnership, L.P.

5.	Ares Private Credit Solutions, L.P.

6.	Ares PCS Holdings Inc.

7.	Ares ND Credit Strategies Fund LLC

8.	Ares Credit Strategies Insurance Dedicated Fund Series Interests of SALI Multi-Series Fund, L.P.

9.	Ares SDL Blocker Holdings LLC

10.	Ares SFERS Credit Strategies Fund LLC

11.	Ares Direct Finance I LP